Exhibit 8.3

July 28, 2014

Susser Holdings Corporation

4525 Ayers Street

Corpus Christi, Texas 78415

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), including the proxy statement of Susser Holdings Corporation, a Delaware corporation (the “Company”), forming a part thereof (as amended through the date hereof, the “Registration Statement”) , relating to the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 27, 2014, by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP, Heritage Holdings, Inc., a Delaware corporation and indirect wholly owned subsidiary of ETP, Drive Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of ETP, the Company and, solely for purposes of Section 5.2(b)(iv)(E) and Article VIII, Energy Transfer Equity, L.P., a Delaware limited partnership. Unless otherwise defined herein, capitalized terms used in this Opinion (as defined below) have the meanings specified in the Merger Agreement.

For purposes of this Opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that the Merger will be completed in the manner set forth in the Merger Agreement and in the Registration Statement, without the waiver or modification of any of the terms or conditions contained therein. In rendering our Opinion, we have also assumed (without independent investigation or verification) that (i) the factual representations made in the Registration Statement and other documents referred to herein are, and will be as of the Effective Time, true and complete, (ii) any representation set forth in the Merger Agreement, Registration Statement and other documents referred to herein that is qualified by knowledge, intention, belief or any similar qualifier is, and will be as of the Effective Time, true and complete without such qualification, (iii) all other documents submitted to us have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as they have been provided to us, (iv) each document submitted to us will be legal, valid, binding and enforceable, (v) all covenants agreed to by the parties pursuant to the documents referred to herein have been or will be performed or satisfied in accordance with their terms, and (vi) ETP, the Company and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with this Opinion. Any inaccuracy of any of the preceding assumptions or representations, warranties, covenants or statements in the foregoing documents or the failure to consummate the Merger in accordance with the terms of the Merger Agreement and as described in the Registration Statement may adversely affect our Opinion.

Susser Holdings Corporation

July 28, 2014

Based upon the foregoing and in reliance thereon, under currently applicable U.S. federal income tax law, subject to the limitations and qualifications set forth herein and therein, the discussion in the section of the Registration Statement entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Merger” contains our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders of Company common stock (the “Opinion”).

This Opinion is being rendered solely in connection with the Merger. This Opinion is rendered only as of the date hereof, and we undertake no obligation to update the Opinion after the date hereof. Our Opinion is based upon the Code, applicable Treasury Regulations promulgated or proposed under the Code, published administrative rulings and procedures, judicial decisions and other applicable authorities, all as in effect on the date hereof, which are subject to change (possibly with retroactive effect) so as to affect the conclusions stated herein.

This Opinion addresses only the matter described above, and does not address any other U.S. federal, state, local or foreign tax consequences that may result from the Merger. No opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP